                          AGREEMENT AND PLAN OF MERGER

                                       OF

                      INCOME OPPORTUNITY REALTY CORPORATION
                           (a California corporation)

                                       AND

                    INCOME OPPORTUNITY REALTY INVESTORS, INC.
                             (a Nevada corporation)

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of March 15, 1996, is by and between Income Opportunity Realty Corporation, a California corporation ("IORT California"), and Income Opportunity Realty Investors, Inc., a Nevada corporation ("IORI Nevada").

         WHEREAS, IORT California is a California corporation with its resident agent therein located at CT Corporation System, 818 West Seventh Street, Los Angeles, California 90017; and

         WHEREAS, the shares of stock that IORT California has authority to issue are 11,000,000 shares of which 10,000,000 shares, par value $0.01 per share, are designated Common Stock (the "California Common Stock") and 1,000,000 shares, par value $0.01 per share, are designated Preferred Stock; and

         WHEREAS, IORI Nevada is a Nevada corporation with its registered office therein located at CT Corporation System, One East First Street, County of Washoe, Reno, Nevada 89501; and

         WHEREAS, the total number of shares of stock which IORI Nevada has authority to issue is 11,000,000 shares, of which 10,000,000 shares, par value $0.01 per share, are designated Common Stock ("Nevada Common Stock"), and 1,000,000 shares, par value $0.01 per share, are designated Preferred Stock; and

         WHEREAS, the General Corporation Law of the State of Nevada permits the merger of one or more foreign corporations with one or more domestic corporations into a single corporation; and

         WHEREAS, IORT California and IORI Nevada and the respective Boards of Directors thereof deem it advisable and to the advantage, welfare, and best interests of said corporations and their respective stockholders to merge IORT California with and into IORI Nevada pursuant to the provisions of the Nevada Law upon the conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
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1.       The Merger.  Upon the terms and subject to the conditions hereof, the
Merger shall be consummated in accordance with the General Corporation Law of Nevada (the "Nevada Law") and the General Corporation Law of California (the "California Law") on March 15, 1996 or as soon thereafter as is reasonably practicable. At the Effective Time (as hereinafter defined) and subject to and upon the terms and conditions of this Agreement, the Nevada Law and the California Law, IORT California shall be merged with and into IORI Nevada (the "Merger"), the separate corporate existence of IORT California shall cease, and IORI Nevada shall continue as the surviving corporation.

         2. Effective Time. On March 15, 1996 or as soon thereafter as is reasonably practicable, the parties hereto shall cause the Merger to be consummated by filing articles of merger with the Secretary of State of the State of Nevada and the documents required by Section 1108 of the California Law with the Secretary of State of the State of California, in such form as required by, and executed in accordance with, the relevant provisions of the Nevada Law and the California Law. The Merger shall become effective upon the filing of such articles of merger with the Secretary of State of the State of Nevada (the "Effective Time").

         3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in Section 78.459 of the Nevada Law.

         4. Articles of Incorporation. At the Effective Time, the Articles of Incorporation of IORI Nevada, as in effect immediately prior to the Effective Time, shall remain the Articles of Incorporation of IORI Nevada as the surviving corporation until thereafter further amended as provided by law.

         5. Bylaws. The Bylaws of IORI Nevada, as in effect immediately prior to the Effective Time, shall remain the Bylaws of IORI Nevada as the surviving corporation until thereafter amended as provided by law.

         6. Directors. The directors of IORI Nevada immediately prior to the Effective Time shall remain the directors of IORI Nevada and will hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and the Bylaws of IORI Nevada, or as otherwise provided by law.

         7. Officers. The officers of IORI Nevada immediately prior to the Effective Time shall remain the officers of IORI Nevada and will hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and the Bylaws of IORI Nevada, or as otherwise provided by law.

         8. Additional Actions. If, at any time after the Effective Time, IORI Nevada shall consider or be advised that any deeds, bills of sale, assignments, assurances, or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in IORI Nevada its right, title or interest in, to or under any of the rights, properties or assets of IORT California




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acquired or to be acquired by IORI Nevada as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of IORI Nevada shall be authorized to execute and deliver, in the name and on behalf of IORT California, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of IORT California, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in IORI Nevada or otherwise to carry out this Agreement.

         9. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of IORI Nevada, IORT California or the holder of any of the following securities

               (a) each of the shares of IORT California Common Stock issued and outstanding immediately prior to the Effective Time, other than any shares of IORT California Common Stock to be cancelled pursuant to Section 9(b) hereof, shall be converted into one validly issued, fully paid and nonassessable share of IORI Nevada Common stock, upon surrender of the certificate representing such share;

               (b) each share of IORT California Common Stock held in the treasury of IORT California immediately prior to the Effective Time shall be cancelled and extinguished and no payment or other consideration shall be made with respect thereto;

               (c) each share of IORI Nevada Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled; and

               (d) from and after the Effective Time, holders of certificates formerly evidencing shares of IORT California Common Stock shall have rights as stockholders of IORI Nevada (and not IORT California) in accordance with applicable law.

         10.   Surrender of Shares; Stock Transfer Books.

               (a) Each holder of a certificate or certificates formerly representing any shares of IORT California Common Stock converted in the Merger pursuant to Section 9(a) shall surrender such certificate or certificates to IORI Nevada as promptly as practicable. Upon surrender by such holder to IORI Nevada of a certificate, together with such other instruments and acknowledgments as IORI Nevada may require, the holder of such certificate shall be entitled to receive in exchange therefor an equal number of shares of Nevada Common Stock represented by such certificate, and such former certificate shall forthwith be cancelled.




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               (b)  At the Effective Time, the stock transfer books of IORT
                    California shall be closed and there shall be no further registration of transfers of shares of IORT California Common Stock thereafter on the records of IORT California. No interest shall accrue or be paid on any cash payable upon the surrender of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of IORT California Common Stock.

         11.   Certain Changes.

               (a) The Boards of Directors of IORI Nevada and IORT California may amend this Agreement at any time prior to the filing of the articles of merger with the Secretary of State of the State of Nevada, provided that an amendment made subsequent to the adoption of the Merger by the stockholders of IORI Nevada and IORT California shall not (1) alter or change the amount of consideration to be received in exchange for or on conversion of the shares of any class or series thereof of IORT California, (2) further alter or change any term of the Articles of Incorporation of IORI Nevada, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of the shares of any class or series of IORI Nevada or IORT California.

               (b) This Agreement may be terminated and the Merger abandoned at any time prior to the filing of the articles of merger with the Secretary of State of the State of Nevada, notwithstanding approval hereof by the stockholders of IORI Nevada or IORT California or by the Board of Directors of IORI Nevada or IORT California.

         12. Tax Effect. The parties hereby agree to treat the Merger for federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(f) of the Internal Revenue Code, with no gain or loss recognized by IORI Nevada or its stockholders or by IORT California or its shareholders.

         13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

         14.   Counterparts.  This Agreement may be executed in counterparts.




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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement of
Merger to be executed by their respective officers as of the  15th  day of
                                                             ------
March, 1996.


                                       INCOME OPPORTUNITY REALTY
                                       CORPORATION




                                       By: /s/ Randall M. Paulson
                                          --------------------------
                                          Name:  Randall M. Paulson
                                               ---------------------
                                          Title: President
                                                --------------------



                                       ATTEST:


                                       /s/ Robert A. Waldman
                                       -----------------------------
                                       Its Secretary

                                       INCOME OPPORTUNITY REALTY INVESTORS,
                                       INC.




                                       By: /s/ Randall M. Paulson
                                          --------------------------
                                          Name:  Randall M. Paulson
                                               ---------------------
                                          Title: President
                                                --------------------



                                       ATTEST:


                                       /s/ Robert A. Waldman
                                       -----------------------------
                                       Its Secretary




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         The undersigned, being the Secretary of Income Opportunity Realty
Corporation, does hereby certify that (a) the holders of 100% of the outstanding stock of said corporation were entitled to vote on the foregoing Agreement and Plan of Merger, (b) the principal terms of the agreement in the form attached were approved by 56.69% of the outstanding shares and (c) such vote exceeded the majority vote required to approve the foregoing Agreement and Plan of Merger.




                                       /s/ Robert A. Waldman
                                       -----------------------------------------
                                       Robert A. Waldman, Secretary
                                       Income Opportunity Realty Corporation



         The undersigned, being the Secretary of Income Opportunity Realty Investors, Inc., does hereby certify that the holder of all of the outstanding stock of said corporation dispensed with a meeting and vote of stockholders, and such sole stockholder consented in writing, pursuant to the provisions of
Section 78.320 of the General Corporation Law of the State of Nevada, to the adoption of the foregoing Agreement and Plan of Merger.





                                       /s/ Robert A. Waldman
                                       -----------------------------------------
                                       Robert A. Waldman, Secretary
                                       Income Opportunity Realty Investors, Inc.




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